EXHIBIT (11.1)
Page 1 of 4
                             Southwest Airlines Co.
                         Computation of Earnings Per Share
                      For the Three Months Ended June 30, 1996


       	                                                       		Fully
                                                  	Primary	     	Diluted
Weighted average shares outstanding               144,705,676    144,705,676

Shares issuable upon exercise of outstanding
 stock options (treasury stock method)              8,969,735      8,969,761

Weighted average common and common
 equivalent shares                                153,675,411    153,675,437

Earnings for per share computations                85,316,000     85,316,000

Earnings per common and common equivalent share         $0.56          $0.56



EXHIBIT (11.1)
Page 2 of 4
                                 Southwest Airlines Co.
                           Computation of Earnings Per Share
                          For the Three Months Ended June 30, 1995

                                                                   Fully
                                                      Primary      Diluted

Weighted average shares outstanding                 143,606,941    143,606,941

Shares issuable upon exercise of outstanding
 stock options (treasury stock method)                3,740,600      3,859,725

Weighted average common and common
 equivalent shares                                  147,347,541    147,466,666

Earnings for per share computations                  59,724,000     59,724,000

Earnings per common and common equivalent share           $0.41          $0.41



EXHIBIT (11.1)
Page 3 of 4

                               Southwest Airlines Co.
                           Computation of Earnings Per Share
                        For the Six Months Ended June 30, 1996

                                                                   Fully
                                                     Primary       Diluted
Equivalent shares outstanding at March 31, 1996     152,402,780   153,449,020

Equivalent shares outstanding at June 30, 1996      153,675,411   153,675,437

                                                    306,078,191   307,124,427

Average number of equivalent shares outstanding     153,039,096   153,562,229

Earnings for per share computations                $118,317,000  $118,317,000

Earnings per common and common equivalent share           $0.77        $0.77


EXHIBIT (11.1)
Page 4 of 4


                                 Southwest Airlines Co.
                          Computation of Earnings Per Share
                       For the Six Months Ended June 30, 1995

                                                                       Fully
                                                       Primary        Diluted
Equivalent shares outstanding at March 31, 1995     146,532,231    146,532,231

Equivalent shares outstanding at June 30, 1995      147,347,541    147,466,666

                                                    293,879,772    293,998,897

Average number of equivalent shares outstanding     146,939,886    146,999,449

Earnings for per share computations                 $71,550,000    $71,550,000

Earnings per common and common equivalent share           $0.49          $0.49
